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EXHIBIT 10.2


                               REGISTRY AGREEMENT

THIS REGISTRY AGREEMENT (this "AGREEMENT") is effective as of June 19, 2001 (the "EFFECTIVE DATE"), by and among New.net, Inc., a Delaware corporation ("NEW.NET"), located at 130 West Union Street, Pasadena, California 91103, Fax:
(626) 229-7801, and Internet Properties Development Corp., a California corporation ("COMPANY"), located at 374 North Coast Highway 101, Suite F-14, Encinitas, CA, Fax: (760) 436-4960.

This Agreement shall consist of the below Deal Terms, the attached Standard Terms & Conditions and the attached Glossary.

                                   DEAL TERMS

1. DEFINITIONS. Capitalized terms not defined in the Glossary shall have the following definitions. For capitalized terms not defined below in this Section 1 please consult the Glossary.

"CO-BRANDED SALES PERIOD" means the period commencing on the Effective Date and terminating on the day before the Company Sales Commencement Date.

"COMPANY SALES COMMENCEMENT DATE" shall mean the date that New.net makes commercially available to domain name registrars an API for interfacing with registries operated by New.net.

"COMPANY SALES PERIOD" means the period commencing on the Company Sales Commencement Date and terminating on termination of the Term.

"COMPANY SITES" mean, collectively, all points of presence and/or services maintained from time to time by or on behalf of Company or any of Company's Affiliates on the Internet, including, without limitation, all pages of Company's various web sites.

".KIDS AGREEMENT" means the agreement effective March 5, 2001, by and between New.net and .Kids Domains, Inc.

".KIDS SALES SITE" shall have the same meaning as "Custom Site" as defined in the .Kids Agreement.

"NON-RECOGNIZED DOMAIN NAME SALE BOUNTY" shall have the meaning given to it in the .Kids Agreement.

"RECOGNIZED DOMAIN NAME" means a second level domain name with a Recognized Registry TLD.

"RECOGNIZED REGISTRY TLD" means a .golf top level domain name (or, in the case of any user who accesses a domain name through the Client Application, what appears to such user to be a .golf top level domain name).

"REGISTERED DOMAIN NAME" shall have the meaning given to it in the .Kids Agreement.

"REGISTRY TECHNOLOGIES" means all technology, and technology services, related to operating the Recognized Registry, including, without limitation, the registry itself, all APIs and other registry interfaces, all registrar technologies and "toolkits" and all reseller toolkits; provided, however, the Registry Technologies shall not include the Recognized Registry DNS Servers.

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"TERM" means that period of time commencing on the Effective Date and terminating in accordance with the other terms of this Agreement.

2. REGISTRY; RECOGNITION AND PROMOTION.

         (a) REGISTRY. Company shall be, and both parties shall refer to Company as, the official and exclusive registry of the Recognized Domain Names.

         (b) RECOGNIZING ISPS. New.net represents and warrants that it has executed agreements with each of the Initial Recognizing ISPs obligating them to enable those of their subscribers for whom they control DNS to resolve Queries containing New.net Domain Names (including, without limitation, the Recognized Domain Names) until no earlier than March 4, 2002, other than New.net Domain Names which have top levels that are identical to ICANN-sanctioned top level domain names. "INITIAL RECOGNIZING ISPS" shall mean Earthlink, NetZero and Excite@Home.

         (c) RECOGNITION OF RECOGNIZED DOMAIN NAMES. Throughout the Term, New.net shall cause the New.net DNS Network to recognize Queries containing Recognized Domain Names made by Internet users who can access New.net Domain Names generally (via a New.net supporting ISP or the Client Application). New.net shall provide a service level in the New.net DNS Network's resolution of Queries containing Recognized Domain Names that is no worse than the service level generally achieved in the New.net DNS Network's resolution of Queries for other New.net Names.

         (d) PROMOTION.

                  (i) Throughout the Term, Company shall use its commercially reasonable efforts to market, promote and maximize: (A) the quantity of downloads of the Client Application by using its commercially reasonable efforts to itself promote and provide, and using its commercially reasonable efforts to encourage other web site operators to promote and provide, links to pages of New.net's web sites or other location as New.net may request where the Client Application may be downloaded, (B) the quantity of Internet users who are able to access Recognized Domain Names (even without the Client Application) by using its commercially reasonable efforts to encourage Internet service providers to provide users who enter Recognized Domain Names into their browsers with direct access to the New.net DNS Network by recognizing the top level domain extensions in the New.net Domain Names, and (C) the quantity of Recognized Domain Name registrations by using its commercially reasonable efforts to encourage web site operators to purchase Recognized Domain Name registrations.

                  (ii) Throughout the Co-Branded Sales Period, Company shall use its commercially reasonable efforts to market, promote and maximize Recognized Domain Name registrations by using its commercially reasonable efforts to itself promote and provide, and by using its commercially reasonable efforts to encourage other web site operators to promote and provide, links to the homepage of the New.net Site.

                  (iii) Throughout the Company Sales Period, Company shall use its commercially reasonable efforts to market, promote and maximize Recognized Domain Name registrations by using commercially reasonable efforts to itself market and sell, and by using its commercially reasonable efforts to encourage other web site operators to market, Recognized Domain Name registrations.

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         (e) POLICIES. Company shall not use or disclose any information in any registry in any manner that is inconsistent with any applicable privacy policy or law. New.net shall set all privacy, disclosure, data collection, sunrise and domain name dispute policies related to the Recognized Registry (and related Whois information), and Company shall comply therewith.

         (f) SALES RIGHTS. No later than June 19, 2001, Company shall provide New.net a list of Recognized Domain Name registrations and blocked Recognized Domain Names (the "SOLD/BLOCKED LIST"). Promptly thereafter, Company shall provide New.net a list of all Whois data related thereto. New.net shall then enter into the Recognized Registry all such Recognized Domain Name registrations and all such blocked Recognized Domain Names. New.net shall not sell any Recognized Domain Name registrations on June 19, 2001 until it has first either blocked, or entered into the Recognized Registry, such Recognized Domain Name registrations or blocked Recognized Domain Names. Throughout the Co-Branded Sales Period, Company shall not sell, or authorize the sale of, any Recognized Domain Name registrations; provided, however, during the Co-Branded Sales Period Company shall have the right to link to the .Kids Sales Site and New.net agrees that during the Co-Branded Sales Period the Non-Recognized Domain Name Sale Bounty it shall pay to .Kids Domains, Inc. under the .Kids Agreement for each Registered Domain Name that is a Recognized Domain Name shall equal $15.00 instead of $7.50. New.net acknowledges that the .Kids Sales Site may also include, at Company's sole option and cost, .Golf branding. Subject to Section 3(b), Company shall not sell, or authorize the sale of, Recognized Domain Name registrations during the Company Sales Period via any means other than the application programming interface made available by New.net. New.net shall be entitled to sell Recognized Domain Names throughout the Term as a registrar.

         (g) DNS HOSTING. The parties agree that New.net and/or New.net's subcontractors shall be the exclusive operator(s) of all Recognized Registry DNS Servers. New.net shall provide a service level in its operation of all Recognized Registry DNS Servers that is no worse than the service level generally achieved in the operation of its DNS servers used to resolve Queries for other New.net Domain Names. Company shall not operate any other authoritative name servers to resolve Queries for the Recognized Domain Names, other than DNS servers resolving Queries at a level lower than the second level (I.E., Company may resolve Queries for abc or qrs in the following URL (but Company shall not resolve Queries for xyz or golf which New.net and/or New.net's third party contractors will resolve instead): www.abc.qrs.xyz.golf).

3. REGISTRY SERVICES; DOMAIN NAME SALES.

         (a) REGISTRY SERVICES. Notwithstanding anything to the contrary other than Section 3(c), the parties agree that New.net and/or New.net's contractor(s) shall be the exclusive operator(s) and providers of Registry Technologies, and that neither Company nor any third party hired by Company shall operate, or provide any services with respect to, any registry of the Recognized Domain Names other than as expressly set forth in this Agreement. New.net shall provide a service level in its provision of services related to the Recognized Registry that is no worse than the service level generally achieved in its provision of services related to other New.net Domain Name registries. New.net shall provide to Company a daily update of the registrant information in the Recognized Registry.

         (b) RECOGNIZED DOMAIN NAME SALES RELATIONSHIPS. New.net shall sell Recognized Domain Names on the New.net Site, and New.net shall sell, and enable others to sell, Recognized Domain Names on those web sites other than the New.net Site selected by New.net in New.net's sole discretion via registrar, reseller and/or affiliate relationships. Throughout the Co-Branded Sales Period,

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New.net shall determine all policies and pricing in connection with all sales and New.net, not Company, shall have contractual privity with all Recognized Domain Name registrants. Throughout the Company Sales Period: (i) wholesale pricing shall be subject to Section 4 below; and (ii) New.net shall determine, and Company shall comply with, all policies in connection with all sales, but retail pricing shall be set by, and contractual privity with customers for sales made during the Company Sales Period shall be with, the registrar making the sale.

         (c) COMPANY'S OPTION TO COMMENCE REGISTRY TECHNOLOGY OPERATION. Company shall have the option exercisable via 90 days written notice to provide all Registry Technologies. If Company exercises such option, then Company shall provide all Registry Technologies throughout the period commencing on the date set forth in such notice and terminating at the end of the Term (the "COMPANY TECHNOLOGY PROVISION PERIOD"). During such 90 day period, the parties shall negotiate, and agree on a long form registry agreement, under which Company shall be subject to SLA obligations, data escrow obligations, and other obligations generally required of registries under ICANN gTLD agreements. Such obligations of Company shall be substantially identical to the obligations imposed on ICANN gTLD registries under ICANN gTLD registry agreements. Throughout the Company Technology Provision Period, Company shall be required to have errors and omissions insurance and general liability insurance, each in an aggregate amount exceeding $1,000,000, and a per claim amount exceeding $500,000, provided by insurance carrier(s) subject to New.net's reasonable approval, and naming New.net as an additional insured. Upon New.net's request, which New.net may make from time to time, Company shall provide New.net with copies of insurance certificates from such carriers evidencing such coverage as of a date within 15 days of such request by New.net. In registering Recognized Domain Names, both parties shall use, and shall cause all of their registrars and resellers to use, registration agreements that do not substantially deviate from the form of the registration agreement attached hereto as EXHIBIT "A" in a manner that substantially and materially prejudices the rights of New.net or Company, without prior written consent. The parties shall cause all registration agreements with customers for Recognized Domain Names to provide that such registrations shall be subject to New.net's domain name dispute resolution policies.

4. PAYMENTS.

         (a) RESOLUTION FEE. Company shall pay New.net "RESOLUTION FEES" as follows: for each sale of a Recognized Domain Name registration or renewal that occurs during the Term (regardless of who makes such sale), Company shall pay New.net $2.50 for such sale, provided that, if such sale is for a registration or renewal period of more than one year, then such $2.50 shall be multiplied by the number of days in such registration or renewal period and divided by 365. Company shall pay New.net each Resolution Fee no later than 30 days after the end of the calendar month during which the sale related to such Resolution Fee occurs.

         (b) REGISTRY TECHNOLOGIES FEE. Company shall pay New.net "REGISTRY TECHNOLOGIES FEES" as follows: for each sale of a Recognized Domain Name registration or renewal that occurs during the Term (regardless of who makes such sale) other than during the Company Technology Provision Period, Company shall pay New.net $7.50 for such sale, provided that if such sale is for a registration or renewal period of more than one year then such $7.50 shall be multiplied by the number of days in such registration or renewal period and divided by 365. Company shall pay New.net each Registry Technologies Fee no later than 30 days after the end of the calendar month during which the sale related to such Registry Technologies Fee occurs.

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         (c) WHOLESALE PRICING. Company shall cause all third party registrar and reseller agreements that Company enters into to require that such registrars and resellers (the "COMPANY DISTRIBUTORS") use the Registry Technologies for all sales of Recognized Domain Names made during the "NEW.NET TECHNOLOGY PROVISION PERIOD" (defined as that part of the Term that is not during the Company Technology Provision Period) and make payments thereunder, of all proceeds owed for such sales during the New.net Technology Provision Period, directly to New.net instead of Company, provided that New.net shall then pass through to Company such receipts paid by such Company Distributors during the New.net Technology Provision Period, subject to Section 4(c)(iv). If any such parties seek to remit such payments to Company, then Company shall refuse acceptance of such payments and require such parties to remit such payments to New.net instead. The parties shall structure all wholesale prices and bounties with registrars and resellers in a manner that shall cause all amounts remitted to (and retained by) New.net hereunder to be sufficient to pay New.net and Company all fees owed hereunder. Each party shall be liable for failure to pay by any party with whom such party has a registrar or reseller agreement. Neither party shall obligate the other party to make any payments to a third party, and neither party shall represent to a third party that the other party will make any payments thereto.

                  (i) CO-BRANDED SALES PERIOD. For each sale of a Recognized Domain Name registration or renewal that occurs during the Co-Branded Sales Period, New.net shall retain all gross proceeds associated therewith from all sources, but shall pay Company a "CONTRACTUAL WHOLESALE FEE" of $15.00 for such sale, provided that if such sale is for a registration or renewal period of more than one year then such $15 shall be multiplied by the number of days in such registration or renewal period and divided by 365. New.net shall pay Company each Contractual Wholesale Fee no later than 30 days after the end of the calendar month during which the sale related to such Contractual Wholesale Fee occurs.

                  (ii) COMPANY SALES PERIOD. For each sale of a Recognized Domain Name registration or renewal, that is made by New.net or one of New.net's resellers or registrars, and that occurs at a time that is during the Company Sales Period, New.net shall pay to Company the MFN Wholesale Fee (as defined below) and retain all other amounts.

                  (iii) MFN WHOLESALE FEE. The "MFN WHOLESALE FEE" shall be set (and adjusted from time to time) by Company, for each sale of a Recognized Domain Name registration or renewal, via at least 30 days written notice to New.net; provided, however: (A) if the MFN Wholesale Fee is being paid for such a sale that occurs during the first 90 days after the Effective Date, then in no event shall the MFN Wholesale Fee for such a sale be greater than the lesser of (1) $15.00 per full year of registration or renewal purchased or (2) the lowest price Company charges to any other registrar or reseller for the same type of sale; and (B) if the MFN Wholesale Fee is being paid for such a sale that occurs more than 90 days after the Effective Date then in no event shall the MFN Wholesale Fee for such a sale be greater than the lesser of (1) $20.00 per full year of registration or renewal purchased, (2) 60% of the retail price charged by Company on Company's own registrar site on the date that such sale is made (unless Company is not then operating a registrar site in which case this clause shall be replaced by the words $15 at such time) or (3) the lowest price Company charges to any other registrar or reseller for the same type of sale, provided that all such amounts in this clause (B) shall be reduced by $7.50 for any such sale that occurs during the Company Technology Provision

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         Period. New.net shall pay Company each MFN Wholesale Fee no later than
         30 days after the end of the calendar month during which the sale related to such MFN Wholesale Fee occurs. Company shall notify New.net of all wholesale fees charged to all resellers and registrars, and shall provide to New.net (upon New.net's request therefore) all of Company's records pertaining thereto.

                  (iv) OFFSET RIGHT. New.net shall have the right to deduct any fees owed by Company under Section 4(a) or (b), or the first sentence of Section 4(c), from any payments made under any part (other than the first sentence) of Section 4(c).

         (d) SOLD/BLOCKED LIST. For each Recognized Domain Name listed as sold or blocked on the Sold/Blocked List, or for each Recognized Domain Name which the parties later mutually agree to block, Company shall pay New.net $10.00 no later than 30 days after the end of the calendar month during which such list was provided to New.net (or, in the case of a subsequent agreement to block a Recognized Domain Name, no later than 30 days after the end of the calendar month during which the parties so agreed). Additionally, for each Recognized Domain Name that remains blocked on any anniversary of the Effective Date then Company shall pay New.net $10.00 no later than 30 days after such anniversary for each such so remaining blocked Recognized Domain Name. If a $10 fee is paid for a Recognized Domain Name under this Section 4(d) for a year, then Resolution Fees and Registry Technology Fees shall not be owed under Sections 4(a) or (b) for such Recognized Domain Name for such year.

         (e) PAYMENTS TO .KIDS DOMAINS, INC.. New.net shall make those payments to .Kids Domains, Inc. described in Section 2(f).

5. PUBLICITY. Neither party shall make an untrue, disparaging or derogatory public statement, or untrue, disparaging or derogatory statement to a member of the press, regarding the other. Subject to the preceding sentence, either party shall have the right to mention the other in press releases provided that it gives the other prior notice thereof.

6. EXCLUSIVITY. Throughout the Term and for the 12 months thereafter, Company shall not: (a) permit any non-ICANN domain name registration service other than New.net to be promoted or sold on the Company Sites; (b) sell, or promote the sale of any, non-ICANN domain name registrations (other than New.net Domain Names); (c) permit any name server under its control to resolve Queries for any domain name other than an official ICANN sanctioned domain name or a New.net Domain Name; (d) distribute or promote any device or software that enables user computers to recognize any domain name other than New.net Domain Names, the Recognized Domain Names or official ICANN sanctioned domain names (but subject to the restrictions in Section 2(f)); or (e) permit the IP address of any Company Site to be registered or accessible under a domain name other than an ICANN sanctioned domain name, a Recognized Domain Name or a New.net Domain Name. New.net shall not during the Term recognize any person or organization other than Company as, and shall not grant to any person or organization other than Company the right to be during the Term, the official registry for the Recognized Domain Name. Each party acknowledges and agrees that a breach of any of the covenants in this Section 6, or covenants elsewhere in this Agreement relating to exclusivity, by such party will cause an adverse impact on the other party's business and that the damages resulting from such competitive activities are not susceptible of precise determination. Accordingly, if such party breaches any of the foregoing covenants, the other party shall be entitled to seek equitable relief, including, without limitation, injunctive relief and/or specific performance. In addition, such party shall pay to the other party the reasonable costs associated with such enforcement (including any attorney's fees).

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7. TERMINATION.

         (a) ADDITIONAL TERMINATION RIGHTS. In addition to those termination rights under the Standard Terms & Conditions, the parties shall have the following termination rights.

                  (i) FAILURE TO HAVE A SUFFICIENT RECOGNIZED REGISTRATION QUANTITY. At any time after the first anniversary of the Effective Date, either party shall have the right to terminate this Agreement on 90 days written notice if the Recognized Registration Quantity as of the final day of any calendar month is less than 50,000.

                  (ii) CHARACTER STANDARD. Either party shall have the right to terminate this Agreement on 15 days written notice to the other party if any shareholder holding more than 5% of the outstanding stock of the other party (a "SIGNIFICANT SHAREHOLDER") or any officer, director, executive level employee, agent or representative of the other party, or of any Significant Shareholder, commits or has committed a misdemeanor crime involving a minor or a felony of any type, or pleads, or has plead, guilty or no contest to, or is indicted for, any such felony or misdemeanor, and such person does not cease (or instead in the case of indictment if not a shareholder, such person is not suspended without pay from) such shareholder, officer, director, executive level employee, agent or representative relationship within 30 days of such party giving written notice to the other party that such party is aware of such fact.

         (b) EFFECT OF TERMINATION. On termination of this Agreement, the Recognized Registry shall revert exclusively to New.net. Upon such reversion
Company: (a) shall disclaim all property rights and other ownership interest (if any) in all Recognized Domain Names and the Recognized Registry itself; (b) shall not use any information received during the Term related to the persons, firms or organizations to whom Recognized Domain Names are registered in order to operate a competitive domain name registry; and (c) shall disclaim all rights to all information contained in, or pertaining to, the Recognized Registry. Subject to the foregoing, upon termination of this Agreement, each party shall be free to compete with the other in the field of, and both parties shall be free to sell, market the sale of, and operate a registry for, domain names ending in the ".golf" top level (or any other domain names), to the extent that any member of the general public would be able to do so.

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IN WITNESS WHEREOF, the parties have caused this Registry Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

NEW.NET, INC.                               INTERNET PROPERTIES
                                            DEVELOPMENT CORP.

By:                                         By:
   --------------------------------            --------------------------------
     Name:                                       Name:
     Title:                                      Title:

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                           STANDARD TERMS & CONDITIONS
                           ---------------------------

1. LICENSES; OWNERSHIP.

(a) LICENSES. Subject to the other terms of this Agreement, each party (the "LICENSOR") shall grant the other party (the "LICENSEE") a worldwide, royalty free, license to exploit the Licensor's Content during the Term, but only to the extent necessary for the Licensee to perform those obligations required of it, and exercise those rights granted to it, set forth in the other provisions of this Agreement. No license granted under this Agreement shall extend beyond the end of the Term.

(b) OWNERSHIP. As between the Licensor and the Licensee, the Licensor shall own and retain all of the Licensor's Content and all Intellectual Property Rights thereto. All rights not expressly licensed hereunder are expressly reserved. Without limiting the generality of the foregoing: (a) Company shall own and retain all rights, title and interest in and to the Company Sites (subject to any licenses of New.net Content included therein); and (b) New.net shall own and retain all rights, title and interest in and to the New.net Site (subject to any licenses of Company Content included therein).

(c) DISPLAY OF STATUS; STANDARDS AND PRACTICES. New.net may display Company's name and logos as a "Distribution Partner" on New.net's web sites, and shall be permitted to include a link to any Company Sites in connection therewith. New.net also shall be permitted to include references to Company by name as a distribution partner in other portions of New.net's websites and in other promotional materials regarding New.net's business and services. Company may display New.net's name and logos on the Company Sites in connection with claims of being a "Distribution Partner", and shall be permitted to include a link to the home page at www.new.net in connection therewith. Company also shall be permitted to include references to New.net by name as a distribution partner on the Company Sites and in other promotional materials regarding Company's business and services. If a Licensor determines in its reasonable discretion that the Licensee is using the Licensor's Content in a manner that is in poor taste or offensive then the Licensor may provide written notice to the Licensee and the Licensee shall immediately cease such offensive or poor taste use.

(d) CLIENT APPLICATION. Subject to the foregoing license, New.net shall own and retain all rights, title and interest in and to the Client Application and neither Company nor Company's Affiliates, users, or customers shall have any right, title or interest in the Client Application, nor shall they make any use thereof, except as expressly set forth in this Agreement. Company shall retain all trade secret rights to the Client Application. Company shall not, without the express written consent of New.net, develop, modify, decompile, disassemble, or reverse engineer any part of the Client Application. If such consent is given, New.net shall own all right, title, and interest to any modifications of, and/or derivative works created from, the Client Application, free and clear of any interest or rights of the other party, and absent written consent of New.net, Company shall have no right or license to license, transfer, distribute, or sell any such modifications or derivative works. Company shall require users who download the Client Application to expressly agree to terms consistent with the terms of this Agreement. Company shall not uninstall, or provide a means to uninstall, the Client Application from any user's computer. New.net shall make the Client Application available to consumers for download for free (under a license). New.net shall, as necessary, from time to time, download updates correcting discovered errors in the Client Application.

2. TERMINATION FOR BREACH. A party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of its obligations in the Agreement and has not cured such breach within 30 days of such party's written notice thereof.

3. CONFIDENTIAL INFORMATION. All Confidential Information disclosed by one party (the "DISCLOSING PARTY") to another party (the "RECEIVING PARTY") shall be owned by and remain, as between the Disclosing Party and the Receiving Party, the sole property of the Disclosing Party. Each Receiving Party shall not reveal or otherwise use the Disclosing Party's Confidential Information or the terms of this Agreement, except: (a) the Receiving Party may use the foregoing to the extent necessary to perform its obligations under this Agreement; (b) the Receiving Party may disclose the foregoing to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction or in connection with any arbitration proceeding, or to enforce its rights against the other via any such court or arbitration proceeding, provided that in any such event the Receiving Party shall so notify the Disclosing Party as promptly as practicable (and, if possible, prior to making any such disclosure) and the Receiving Party shall seek confidential treatment of such information at the Receiving Party's own cost; (c) the Receiving Party may disclose the foregoing to its parent company, its auditors, its attorneys, or its advisers, or as part of diligence conducted by a potential purchaser or source of financing, and

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provided that such parent company, auditors, attorneys, advisors, or potential purchasers or sources of financing, agree to be bound by the provisions of this Section (or in the case of attorneys or accountants have a similar professional ethical duty); or (d) the Receiving Party may disclose the foregoing to a third party who has contracted with the Receiving Party to perform some of the Receiving Party's services hereunder but only to the extent that such contractor needs to know the foregoing and provided that such contractor agrees to be bound by the provisions of this Section. This Section does not apply to any information that: (w) a recipient can demonstrate that it possessed prior to the date of this Agreement without obligation of confidentiality; (x) a recipient develops independently without use of any Confidential Information; (y) a recipient rightfully receives from a third party without any obligation of confidentiality to such third party; or (z) is or becomes publicly available without breach of this Agreement. Notwithstanding the foregoing, both parties understand and agree that money damages will not be a sufficient remedy for any breach of this Section by the receiving party and that the disclosing party will be entitled to seek equitable relief as a remedy for any such breach.

4. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S BUSINESS (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. FURTHER, EACH PARTY'S LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE FEES NEW.NET HAS PAID TO OR RECEIVED FROM COMPANY HEREUNDER. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT LIMIT A PARTY'S LIABILITY TO THE OTHER FOR: (A) WILLFUL OR MALICIOUS MISCONDUCT; OR (B) BREACH OF CONFIDENTIALITY PROVISIONS HEREUNDER.

5. DISCLAIMERS OF WARRANTY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND BOTH PARTIES EXPRESSLY DISCLAIM ALL, OTHER REPRESENTATIONS AND WARRANTIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ALL GOODS OR SERVICES OF SUCH PARTY), INCLUDING, WITHOUT LIMITATION, ALL STATUTORY AND IMPLIED WARRANTIES, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, AND USAGE OF TRADE, OR THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

6. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS. Each party represents, warrants and covenants the following to the other party: (a) it will comply with all applicable laws in the performance of its obligations hereunder; (b) as of the date hereof, it is duly organized, validly existing and in good standing under the laws of its state of organization; (c) it has full power and authority, and all other rights, licenses and authorizations required, to execute and deliver the Agreement and to perform its obligations set forth, and grant all rights granted, herein; (d) the execution and delivery of the Agreement and the performance of such obligations have been duly and validly authorized by all necessary action on its part; (e) it will satisfy all obligations owed to third parties to be undertaken by it pursuant to the Agreement; (f) the Licensee's use of the Licensor's Content, to the extent permitted hereunder, shall not subject the Licensee to any liability for defamation or violation of a third party intellectual property or other right; and (g) its performance of its obligations set forth herein will not (i) conflict with or violate any provision of its organization documents, (ii) violate any applicable laws, rules, regulations or ordinances or (iii) violate any provision of any agreement to which it is a party or by which it is bound.

7. INDEMNIFICATION. Each party agrees to indemnify, defend and hold harmless the other party and its Affiliates, and its and their officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages, penalties and claims and all related costs and expenses (including reasonable attorneys' fees) related to claims ("CLAIMS") by third parties arising from the indemnifying party's breach of a representation, warranty or covenant hereunder or in connection with the indemnifying party's breach of a third party's intellectual property rights or in connection with a third party claim relating to a commercial relationship between such third party and such indemnifying party. In connection with a Claim, the party seeking indemnification (a) will give the indemnifying party prompt written notice of the Claim, (b) will cooperate with the indemnifying party (at the indemnifying party's expense) in connection with defending and settling the Claim, and (c) will permit the indemnifying party to control the defense and settlement of the Claim (but only on a reasonably satisfactory demonstration by the indemnifying party of sufficient resources to conduct such defense), provided that the indemnifying party shall not settle the Claim in a manner that would bind the indemnified party without the indemnified party's prior written consent (which shall not be unreasonably withheld). The indemnified party (at its own cost) may participate in the defense and settlement of the Claim. Neither the receipt, inspection nor retention by a party of any copy of any document delivered under the Agreement, nor any omission by such party to exercise any right, nor the expiration or termination of the Agreement, nor the election by a party to participate in or conduct the defense of any claim or action shall impair, modify or discharge any of such party's indemnities, warranties, representations or obligations herein contained.

8. MISCELLANEOUS.

(a) CHOICE OF LAW; JURISDICTION; WAIVER OF JURY. This Agreement shall be interpreted, construed, and governed by the laws of the State of California without regard to any choice of law or conflict of law provisions or rules, whether such provisions or rules are that of the State of California or any other jurisdiction. All actions hereunder shall be brought, and each of the parties irrevocably consents to exclusive jurisdiction, in federal or California state courts located in Los Angeles County. Both parties hereby waive all rights to a trial by jury in any action arising our of or relating to this Agreement.

(b) NOTICES. Any notice desired or required to be served on a party hereunder shall be given to such party in writing by personal delivery (notice deemed effective upon receipt), overnight messenger (notice deemed effective the business day after such messenger's acceptance (which acceptance must occur before such messenger's required deadline) for next business day service), by mail (notice deemed effective three days after mailing) or facsimile transmission with follow-up copy by mail (notice deemed effective upon electronic confirmation of facsimile receipt), addressed to such party at the address for such party specified in the introductory paragraph of this Agreement, Attn: General Counsel, with a copy to Vice President of Business Development. A party may designate a substitute address by written notice to the other with the effectiveness of such notice governed by the terms of this Section. If the final day for giving notice is a Saturday, Sunday or nationally recognized holiday then the time for giving such notice will be extended to the next business day.

(c) ASSIGNMENT. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign any of its rights and obligations under this Agreement without consent: (a) to any Affiliate; and (b) in connection with any merger, consolidation, reorganization or sale of all or substantially all of its assets or similar transaction. Notwithstanding the foregoing, any such assignee must have all rights and operational capabilities, and all financial resources, necessary to perform all obligations and to convey all rights to be performed and conveyed hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, all permitted assignees.

(d) WAIVER; REMEDIES CUMULATIVE; ENTIRE AGREEMENT; MODIFICATIONS. A waiver of any breach, default or condition under this Agreement will not constitute a waiver, or continuing waiver, of such, or any other or subsequent, breach, default or condition. No failure or delay by either party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any right power or privilege preclude any further exercise thereof or any other right, power or privilege. No payment or acceptance thereof under the Agreement shall operate as a waiver of any provision hereof. All remedies, rights, undertakings, obligations and agreements contained in the Agreement shall be cumulative and none of them, nor the exercise or failure to exercise any of them, shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party. The Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements, arrangements, and understandings, regardless of whether or not written or oral, relating to the subject matter hereof. The Agreement shall not be modified other than in a writing, signed by each of the parties hereto.

(e) INTERPRETATION; HEADINGS; RIGHTS, BENEFITS AND BENEFICIARIES. The language of the Agreement shall not be construed against any party, since all parties have participated in the negotiation and drafting of the Agreement. The headings of the Agreement's sections are for convenience only, and they shall not have any effect in construing the contents of the respective sections. Except as expressly provided herein, this Agreement is not intended to confer any rights, benefits or remedies upon any person other than the parties hereto.

(f) SEVERABILITY. The promises in the Agreement are separate and independent. If a provision of the Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of the Agreement shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of the Agreement.

(g) RELATIONSHIP. Nothing in this Agreement shall make the parties partners, joint venturers or otherwise associated with the business of the other. Each party expressly understands and agrees that the other party is an independent contractor with respect to the other in the performance of each and every part of this Agreement, and is solely responsible for all of its own employees and its own labor costs and expenses arising in connection therewith.

(h) COUNTERPARTS. The Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to the Agreement by telecopier shall be effective as delivery of a manually executed counterpart of the Agreement.

                                    GLOSSARY
                                    --------
 (CAPITALIZED TERMS NOT DEFINED IN THIS GLOSSARY ARE DEFINED IN THE DEAL TERMS)

"AFFILIATE" means with respect to a party, any entity that controls, is controlled by or is under common control with such party.

"CLAIMS" shall have the meaning given to it in Section 7 of the Standard Terms & Conditions.

"CLIENT APPLICATION" means the software application that enables individuals to access and/or utilize New.net Domain Names, which New.net has made available to Company and its customers in machine readable, object code form, together with all enhancements, modifications and amendments to such software that are furnished to Company under this Agreement, and all manuals, instructions and other documents relating thereto.

"COMPANY SITES" shall have the definition give to it in the Deal Terms.

"CONFIDENTIAL INFORMATION" means information designated by a party at the time of disclosure as Confidential Information or information which should be reasonably understood to be confidential when given, whether in written, oral, graphic, electronic or any other form, which is disclosed to or observed by a party in the course of performing its obligations hereunder. Confidential Information also shall include, without limitation, the terms of this Agreement, business plans, business forecasts, business projections, business analyses, information of customers and vendors, software (including all documentation and codes), hardware and system designs, architectures and protocols, specifications, and manufacturing, logistic and sale processes. All Recognized Registry information provided by New.net to Company shall be deemed New.net's Confidential Information.

"CONTENT", with respect to a party, means any and all software, programs, tools, systems, manuals, documentation, web sites, technologies, interfaces, developments, URLs, visual material, audio material, audiovisual material, literary material, interactive material, music, models, trademarks, service marks, patents, copyrights, publicity rights and other intellectual property and rights associated with such party, which would ordinarily be associated with such party even if this Agreement, or Company's and New.net's relationship, were not in effect.

"DOMAIN NAMING SYSTEM" or "DNS" means a mechanism used in the Internet for translating URL addresses to Internet Protocol addresses.

"EDITORIAL" means any literary material, article, lay-out, editorial, product recommendation, testimonial, logo, trademark, story, music, endorsement, feature, text, voiceover, clip, audio, video, photograph, multimedia elements, interactive material, moving image, still image or audiovisual work.

"ICANN" means the Internet Corporation for Assigned Names and Numbers, and any successor entity empowered to administer the domain name system.

"INTELLECTUAL PROPERTY RIGHTS" shall include, without limitation, patents, copyrights, trademarks, mask works, trade secrets, publicity rights, and all other proprietary rights.

"INTERNET PROTOCOL ADDRESS" means a unique, 32 bit number for a specific host on the Internet.

"LICENSEE" shall have the meaning given to it in Section 1(a) of the Standard Terms & Conditions.

"LICENSOR" shall have the meaning given to it in Section 1(a) of the Standard Terms & Conditions.

"NEW.NET DOMAIN NAME" means any domain name ending in a top level domain extension released by New.net (including, without limitation, a Recognized Domain Name).

"NEW.NET DNS NETWORK" means the system of hardware and software under the control of, or programmed by, New.net that functions to resolve Queries for New.net Domain Names.

"NEW.NET SITE" means the web site operated by New.net that has a homepage located at WWW.NEW.NET.

"QUERY" or "QUERIES" means any query by a server seeking to resolve a domain name to an Internet Protocol address. By way of example, a Query occurs when a user enters a URL into a browser, and the browser queries a DNS server seeking the Internet Protocol address associated with the domain name.

"RECOGNIZED REGISTRATION QUANTITY" shall mean at the time of calculation the quantity of Recognized Domain Names then currently registered to a party other than New.net as of the date that such calculation occurs.

"RECOGNIZED REGISTRY" means the registry of Recognized Domain Names through which Recognized Domain Names are registered to consumers.

"RECOGNIZED REGISTRY DNS SERVERS" means the authoritative nameservers used to resolve Queries for Recognized Domain Names (which Queries may, or may not, include Queries for subordinate level domain names appended to Recognized Domain Names).

                                   EXHIBIT "A"
                                   -----------

                         FORM OF REGISTRATION AGREEMENT
                         ------------------------------

This Registration Agreement ("Agreement") sets forth the terms and conditions of your use of New.net, Inc. ("New.net") to register the domain name selected by you (the "Domain Name"). To complete the registration process, you must read and agree to be bound by all terms and conditions of this Agreement, the Terms and Conditions, the Dispute Policy and the Privacy Statement. This Agreement will become effective if accepted by New.net. New.net may accept or reject your offer for any reason in New.net's sole discretion. Please carefully read this Agreement, as well as the other New.net Policies. This Agreement covers all New.net domain names you register with New.net.

1.       NEW.NET POLICIES.
         You agree to be bound by and comply with the "New.net Policies" (which are defined to include this Agreement, the Terms and Conditions, the Privacy Statement and the Dispute Policy, all including New.net's modifications and amendments thereto which New.net may make from time to time) with respect to the Domain Names. All New.net Policies are incorporated into this Agreement by this reference and are enforceable as if written out in full in this Agreement.

2.       FEES.

         a. You will be responsible to pay for all fees associated with domain name services provided by New.net. The initial fee for registering a Domain Name will be $25. Unless otherwise terminated earlier under this Agreement, the New.net Policies or at law, the registration of the Domain Name will last one year. The registration may be renewed by you for additional one year periods, each subjest to early termination under this Agreement, the New.net Policies or at law, provided that you pay renewal fees by those due dates designated by New.net; it shall be your responsibility to ensure that such fees are paid. Payment must be made by credit card or such other method as we may indicate in the registration renewal form. Should these fees go unpaid by the time specified in the renewal notice, your registration will be cancelled. You agree that New.net shall have no liability whatsoever with respect to any such cancellation. All fees are non-refundable, in whole or in part, even if your domain name registration is suspended, cancelled or transferred prior to the end of your then current registration term. New.net reserves the right to change fees, surcharges, renewal fees or to institute new fees at any time, for any reason, at its sole discretion. Your requested domain name will not be registered unless we receive actual payment of the registration fee, or reasonable assurance of payment of the registration fee from some other entity (such reasonable assurance as determined by New.net in its sole discretion).

         b. In the event of a charge back by a credit card company (or similar action by another payment provider allowed by us) in connection with the payments of the registration fee for your domain name registration or any other fee associated with the domain name services provided by us, you agree and acknowledge that the domain name registration shall be transferred to New.net as the paying entity for that registration to the registry and that we reserve all rights regarding such domain name including, without limitation, the right to make the domain name available to other parties for purchase. We will reinstate your domain name registration solely at our discretion, and subject to our receipt of the initial registration or renewal fee and our then-current reinstatement fee.

3.       ALL FEES ARE NONREFUNDABLE.
         Notwithstanding anything to the contrary, you agree that all fees paid by you to New.net are non-refundable, in whole or in part, even if the Domain Name is suspended, cancelled or transferred prior to the end of the then-current registration term by you, by New.net or otherwise.

4.       DISPUTE POLICY.
         You agree to be bound by the current Dispute Policy which is incorporated into this Agreement by reference. Any disputes regarding the right to use your domain name will be subject to the Dispute Policy. You agree that in the event a domain name dispute arises with any third party, you will indemnify and hold New.net harmless pursuant to the terms and conditions contained in the Dispute Policy.

5.       TRANSFER OF DOMAIN NAME OWNERSHIP.
         In the event you would like to make change to the name of the registrant of the Domain Name, you agree to pay to New.net, prior to the effective date of such transfer, a transfer fee of US$50. You further agree that as a condition to any transfer of the Domain Name, the transferee shall agree in writing to become a party to and be bound by this Agreement. You acknowledge and agree that if you attempt to transfer your domain name registration without paying New.net the transfer fee or if the entity to which you seek to transfer your domain name fails to agree in writing to be bound by all terms and conditions of this Agreement, any such transfer will be null and void, and New.net shall have the right to immediately, and without prior notice, terminate this Agreement and/or suspend, cancel, transfer or modify your registration of the Domain Name.

6.       DOMAIN NAME REGISTRATION INFORMATION AND ITS USE.

         a. As part of the registration process, you must provide certain information as specified on the New.net check out page and you must update this information as needed to keep it current, complete and accurate. In the event you fail to provide or maintain accurate this information, New.net shall have the right to terminate this Agreement and/or cancel, suspend, transfer or modify your registration of the Domain Name immediately without giving you prior notice. In addition to the information you provide, New.net maintains other information relating to your registration of the Domain Name including, among other things, the information referred to in the New.net Privacy Statement.

         b. In the event that you provide any information about a third party in connection with your registration of the Domain Name, you hereby represent and warrant that you have provided notice to, and have obtained consent from, such third party with regard to the disclosure and the use of that third party's information as set forth in this Agreement. You further represent and warrant that you will provide such notice and obtain such consent with regard to any third party data supplied to New.net in the future. New.net is not responsible for any consequences, if any, resulting from your failure to provide notice or receive consent as contemplated herein or your provision of outdated, incomplete or otherwise inaccurate third party data.

7.       OWNERSHIP OF DATA.
         You agree and acknowledge that New.net owns all database, compilation, collective and similar rights, title and interests worldwide in our domain name database and all information and derivative works generated from our domain name database. You further acknowledge and agree that New.net owns all information New.net generates or obtains in connection with your registration of the Domain Name. New.net does not have any ownership interest in your specific personal information outside of its rights in our domain name database.

8.       USE OF THE DOMAIN NAME.

         a. You agree that you will not register, use, display or exploit the Domain Name in contravention or violation of New.net Policies, in contravention of the laws of any jurisdiction where the Domain Name is accessible, or for any unlawful purpose, including, but not limited to, child pornography, child entrapment or abuse, advocacy of hatred, bigotry or violence towards persons or groups on the basis of their religion, race, ethnicity, gender, sexual orientation or other characteristics, theft of e-mail service, or as a source of unsolicited bulk e-mail or as an address to use for replying to unsolicited bulk e-mail.

         b. You will register and use, display and exploit the Domain Name in good faith, in accordance with international, federal, and state laws and regulations.

         c. You will not use the Domain Name to infringe upon or dilute the trademark or other rights of any third party.

         In the event you breach this Section 8, New.net shall have the right to terminate this Agreement and/or cancel, suspend, transfer or modify your registration of the Domain Name immediately without prior notice.

9.       REGISTRANT'S REPRESENTATIONS AND WARRANTIES.
         You represent and warrant that:

         i. you have all requisite power and authority to execute this Agreement and to perform your obligations hereunder;

         ii. if you are registering the Domain Name on behalf of a third party, you have the authority to bind that third party as a principal party to all terms and conditions provided herein;

         iii. to the best of your knowledge, neither the registration of the Domain Name nor the manner in which you intend to use the Domain Name will directly or indirectly infringe or dilute the legal rights of any third party;

         iv. you understand that use of the Domain Name may be subject to applicable laws and regulations in all jurisdictions in which the Domain Name is used or accessible, including those concerning trademarks and other types of intellectual property;

         v. you understand that it is your obligation to determine whether you have the right to use the Domain Name and to determine whether your use of the Domain Name will infringe upon or dilute the trademark or other rights of any third party;

         vi. New.net has not made any representation to you, and you have in no way relied on any representations of New.net, as to your legal ability to register or use the Domain Name;

         vii. you understand that use and transfer of the Domain Name is subject to all terms and conditions of this Agreement and any New.net Policies that are or may be enacted by New.net;

         viii. the information submitted by you to New.net is true, accurate and correct, and you shall promptly notify New.net of a change of any information previously submitted to New.net;

         ix. in the event you license the use of the Domain Name registered to you to a third party, you agree that you shall remain the Domain Name holder of record, and shall remain responsible for all obligations under this Agreement, including, but not limited to, payment obligations, and providing and maintaining accurate required information;

         x. in the event you breach this Section 9, New.net shall have the right to terminate this Agreement and/or cancel, suspend, transfer or modify your registration of the Domain Name immediately without prior notice; and

         xi. in the event New.net suspends, cancels, transfers or modifies your registration of your Domain Name or terminates this Agreement pursuant to this Section 9, you agree (without implying any limitation to the general applicability of
                  Section 3 to the other parts of this Agreement) that you shall not be entitled to a refund of any fees paid by you to New.net.

10. ADDITIONAL REGISTRANT REPRESENTATIONS AND WARRANTIES FOR ".KIDS" TOP LEVEL EXTENSIONS.
         Applications to register .kids domain names are subject to additional terms and conditions. First, all Domain Names that are indicated as available may be reserved on a first-come, first-served basis but may not be propagated or released to you until they are reviewed by the official registry, a process that may take up to 30 days. New.net currently has a relationship with .KIDS Domains, Inc., under which .KIDS Domains, Inc., and not New.net, is the official registry for .kids domain names. The registry may refuse to release any name it believes in its sole discretion is inappropriate. You further understand that if the Domain Name includes a top level extension of ".kids," the Web site associated with such Domain Name will always be subject to compliance with the registry's content guidelines (as they may be changed from time to time, the "Guidelines") and the Children's Online Privacy Protection Act ("COPPA"), that you agree that you will comply with the Guidelines and with COPPA, that the Web site associated with the Domain Name may or may not be required to be subject to (and comply with) a compliance audit by or on behalf of the registry, and may be required to be rated by or with a content-ratings association (which may include, without limitation, the Internet Content Rating Association). You also understand that domain names ending in ".kids" are intended to be "kid-friendly" and to take visitors to "kid-friendly", COPPA-compliant and Guidelines-compliant content, as determined by the registry. The registry and New.net each have the right to terminate this Agreement and/or cancel, suspend, transfer or modify your registration of the Domain Name immediately without prior notice if the registry or New.net, either individually, collectively or through a third party regulation mechanism, determines in its sole discretion that (i) the ".kids" Domain Name is lewd, offensive, obscene or indecent or is not otherwise "kid-friendly" or (ii) the Web site associated with the ".kids" Domain Name does not provid "kid-friendly", COPPA-compliant, and Guideline-compliant, content. In the event that the registration of the ".kids" Domain Name is suspended, canceled, transferred or modified, or this Agreement is terminated pursuant to this Section 10, you agree that you shall not be entitled to a refund of any fees or other amounts paid by you to the registry, New.net or any other business or person.

11.      NEW.NET MAKES NO REPRESENTATIONS AND WARRANTIES.
         ALL DOMAIN NAME REGISTRATION SERVICES PROVIDED BY NEW.NET UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. NEW.NET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT OR ITS DOMAIN NAME REGISTRATION SERVICES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TO THE MAXIMUM EXTENT PERMITTED BY LAW. WITHOUT ANY LIMITATION TO THE FOREGOING, NEW.NET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER THAT REGISTRATION OR USE OF THE DOMAIN NAME UNDER THIS AGREEMENT WILL IMMUNIZE YOU EITHER FROM CHALLENGES TO THE DOMAIN NAME REGISTRATION, OR FROM SUSPENSION, CANCELLATION OR TRANSFER OF THE DOMAIN NAME. IN ADDITION, NEW.NET MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING ANY MINIMUM NUMBER OF USERS WHO WILL HAVE ACCESS TO NEW.NET DOMAIN NAMES.

12.      INDEMNIFICATION.
         You agree to release, indemnify, defend and hold harmless New.net, its parent, shareholders, subsidiaries, affiliates, officers, directors, employees, agents and advisors from and against any and all losses, liabilities, claims (including claims without legal merit or brought in bad faith), demands, damages, costs or expenses, causes of action, suits, proceedings, judgments, awards, executions and liens, including reasonable attorneys' fees and costs (whether brought by third parties or otherwise) arising from or in connection with this Agreement, or your registration or use of the Domain Name (collectively, the "Claims"). The Claims shall include, without limitation, those based on infringement of intellectual property rights, dilution, privacy rights, tortious interference with contract or prospective business advantage, unfair competition, libel, slander, defamation or injury to business reputation.

13.      DISCLAIMER; LIMITATION OF LIABILITY.
         NEW.NET DISCLAIMS ANY OR ALL LOSS OR LIABILITY RESULTING FROM, BUT NOT LIMITED TO, (a) NEW.NET'S REJECTION OF YOUR APPLICATION TO REGISTER THE DOMAIN NAME; (b) ERRORS RELATED TO PROCESSING OF YOUR APPLICATION TO REGISTER THE DOMAIN NAME; (c) APPLICATION OF THE DISPUTE POLICY; (d) USE OR INABILITY TO USE THE DOMAIN NAME; (e) SUSPENSION , TERMINATION, CANCELLATION OR OTHER LOSS OF YOUR REGISTRATION OF THE DOMAIN NAME, OR
         (f) EVENTS BEYOND NEW.NET'S REASONABLE CONTROL. UNDER NO CIRCUMSTANCES SHALL NEW.NET BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF NEW.NET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL NEW.NET'S MAXIMUM AGGREGATE LIABILITY EXCEED THE FEES ACTUALLY PAID BY YOU TO NEW.NET. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, IN SUCH STATES, NEW.NET'S LIABILITY IS LIMITED TO THE EXTENT PERMITTED BY LAW.

14.      BREACH AND REVOCATION.
         New.net reserves the right to suspend, cancel, transfer or modify your registration of the Domain Name and/or terminate this Agreement in the event you materially breach this Agreement or other New.net Policies and do not cure such breach within thirty (30) days of notice by New.net, except where this Agreement provides that New.net may take such actions immediately without prior notice to you. You agree that New.net shall have the right in its sole discretion, to suspend, cancel, transfer or otherwise modify your registration of the Domain Name in the event New.net receives a properly authenticated order from a court of competent jurisdiction, arbitration award, or pursuant to any World Intellectual Property Organization ("WIPO") procedure, requiring the suspension, cancellation transfer or modification of your registration of the Domain Name. In the event New.net suspends, cancels, transfers or modifies your registration of the Domain Name or terminates this Agreement pursuant to this Section 14(b), you agree that you shall not be entitled to a refund of any fees paid by you to New.net. You agree the registration of the Domain Name is subject to suspension, cancellation or transfer by New.net to correct mistakes by New.net in administering or registering the Domain Name or the New.net Policies within thirty (30) days from the Registration Date. In the event we cancel or transfer the Domain Name registration within such thirty (30) day period, we agree to refund to you any applicable fees you have paid. You agree that New.net will not be liable to you for any loss or damages that may result from our suspension, cancellation or transfer of the Domain Name registration.

15.      POLICY MODIFICATIONS.
         You agree that New.net shall have the right, in its sole discretion, to modify the terms and conditions of this Agreement or New.net Policies from time to time. Any modification by New.net shall be binding and effective immediately upon posting of the modified Agreement or modified New.net Policies on New.net's Site, except for modifications to the Dispute Policy, which shall be effective thirty (30) days from posting on the Site. You agree to review New.net's web site from time to time to be aware of any such modifications. If you do not agree with any such modification, your sole remedy is to terminate this Agreement (thereby canceling your registration of the Domain Name) by providing New.net with notice of your intention to terminate this Agreement. Notice of your termination shall be effective upon New.net's receipt of such notice. You hereby agree that New.net will not refund any fees paid by you to New.net in the event you terminate this Agreement. By continuing to use the Domain Name after a modification becomes effective, you agree to abide by and be bound by such modification.

16.      NOTICES.
         Notices to you may be made via voice messages, email or regular mail. Notices to you shall be delivered in accordance with the contact information you have provided. Notices to New.net shall be delivered in writing to the following address, unless we post a different address at New.net's Site, in which case notices to New.net shall be delivered to that address: New.net, Inc., 130 West Union Street, Pasadena, CA 91103.

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17.      MAIN AGREEMENT.
         This Agreement is intended by New.net and you to be binding on both of us with respect to each New.net domain name you register with New.net. Although you need only accept this Agreement once, New.net and you agree that each domain name purchase shall constitute a separate transaction between us governed by an identical copy of this Agreement. In the event this Agreement is deemed breached by either party, is terminated by either party, or is found to be unenforceable in whole or in part by any authority with jurisdiction, with respect to a particular transaction, such event shall not affect any other transaction or agreement between us.

18.      GENERAL.
         This Agreement and the New.net Policies, together with all amendments or modifications to all of them, constitute the complete and exclusive agreement between you and New.net, and supercedes all prior proposals, agreements or other communications. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of law principles. You shall bring any action under this Agreement only in either the state or Federal courts located in Los Angeles County, California. You expressly consent to the jurisdiction of said courts. You hereby waive any right to object to venue or jurisdiction based on inconvenient forum or for any other reason and waive all rights, if any, to a trial by jury. If any provision of this Agreement is held invalid, unenforceable, or void, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect as nearly possible to reflect the original intention of New.net and Registrant in executing this Agreement. The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be a waiver of such right or remedy with respect to any other breach or failure by the other party. A printed version of this Agreement and of any notice given in electronic form shall be admissible in judicial or administrative proceedings based upon or relating to the Agreement to the same extent and subject to the same conditions as other business documents and records originally generated and maintained in printed form.

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